MELI Kaszek Pioneer Corp 8-K

Exhibit 99.1

MELI Kaszek Pioneer Corp
Letter to Shareholders

NEW YORK, New York, December 19, 2022 — MELI Kaszek Pioneer Corp (NASDAQ: MEKA) (the “Company”) announces that its shareholders are invited to attend a meeting at 8:00 a.m. EST on Thursday, December 22, 2022 for an opportunity to discuss with management the general business of the Company (the “Question and Answer Session”).

There are no proposals subject to vote at the Question and Answer Session.

The Question and Answer Session will be held in-person at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, 1 Liberty Pl, New York, NY 10006. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this press release regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s final prospectus for its initial public offering (the “Initial Public Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2021, the Company’s annual report on Form 10-K filed with the SEC on February 17, 2022, as amended on Form 10-K/A filed with the SEC on November 21, 2022, the Company’s quarterly report on Form 10-Q filed with the SEC on November 21, 2022, and any of the Company’s other applicable filings with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward- looking statements whether as a result of new information, future events or otherwise.

About the Company

MELI Kaszek Pioneer Corp is a blank check company sponsored by Mercado Libre and Kaszek, whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus its search for an initial business combination on technology-enabled companies operating in Latin America across a number of verticals, including, but not limited to, commerce, financial services, logistics, healthcare, education, enterprise software and entertainment.

Contact

info@melikaszek.com